Exhibit 10.1

July 10, 2007

Mr. Michael F. Adams
President & CEO
CardioTech International, Inc.
229 Andover Street
Wilmington, MA  01887

Dear Michael:

As authorized by the Compensation Committee of the Board of Directors, Base Salary in Section 3.1 of the Employment Agreement between CardioTech International, Inc. and you, dated September 13, 2006, is hereby amended to be $290,000, effective April 1, 2007.

Please acknowledge your agreement with this amendment by signing below.

Sincerely,

/s/ Eric G. Walters

Eric G. Walters
Vice President & Chief Financial Officer

I acknowledge the above amendment.

/s/ Michael F. Adams
Michael F. Adams